UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 13, 2016
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 13, 2016, Nexstar Broadcasting Group, Inc. (“Nexstar”) and Media General, Inc. (“Media General”) issued a joint press release announcing Nexstar’s entry into a definitive agreement to sell five stations in five markets to USA Television MidAmerica Holdings, LLC (an affiliate of MSouth Equity Partners and Heartland Media, LLC) for $115 million in cash. The stations are as follows:

Current Owner	Station	Affiliation	Market
Nexstar	WFFT-TV	FOX	Ft. Wayne, IN
Media General	KIMT	CBS	Rochester, MN
Media General	WTHI-TV	CBS	Terre Haute, IN
Media General	WLFI-TV	CBS	Lafayette, IN
Nexstar	KQTV	ABC	Saint Joseph, MO

On January 27, 2016, Nexstar and Media General, Inc. (“Media General”) entered into a definitive merger agreement whereby Nexstar will acquire all outstanding shares of Media General.  The above planned divestiture reflects Nexstar’s stated intention to divest certain television stations in order to comply with the Federal Communications Commission (“FCC”) local and national television ownership rules and to obtain FCC and Department of Justice approval of the proposed Nexstar / Media General transaction. On June 8, 2016, shareholders of both Nexstar and Media General approved Nexstar’s acquisition of Media General.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 13, 2016, announcing the entry into a definitive agreement to sell five stations in five markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 14, 2016	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated June 13, 2016, announcing the entry into a definitive agreement to sell five stations in five markets.